EXHIBIT 99.00







                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





                                   FORM 11-K


     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF [X] 1934 [FEE REQUIRED] FOR THE FISCAL YEAR ENDED JUNE 30, 1997


                                         OR


     TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED] FOR THE TRANSITION PERIOD FROM _________________
[ ]  TO ____________________COMMISSION FILE NUMBER_____________________________

                 Profit Sharing Plan of Comshare, Incorporated

                            Full Title of the plan.





       Comshare, Incorporated, 555 Briarwood Circle, Ann Arbor, MI 48108


             Name of issuer of securities held pursuant to the plan
              and the address of its principal executive offices.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

               FINANCIAL STATEMENTS AS OF JUNE 30, 1997 AND 1996

                  AND FOR THE THREE YEARS ENDED JUNE 30, 1997

                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Plan Administrator
     of the Profit Sharing Plan
     of Comshare, Incorporated:



We have audited the accompanying statements of net assets available for benefits of the PROFIT SHARING PLAN OF COMSHARE, INCORPORATED (the "Plan") as of June 30, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years ended June 30, 1997, 1996 and 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of June 30, 1997 and 1996 and the changes in net assets available for benefits for the years ended June 30, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



                                                     ARTHUR ANDERSEN LLP


Detroit, Michigan,
  September 19, 1997.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES







Statements of Net Assets Available for Benefits as of
June 30, 1997 and 1996


Statements of Changes in Net Assets Available for Benefits for the Years Ended June 30, 1997, 1996 and 1995


Notes to Financial Statements


SCHEDULES

I.  Item 27a - Schedule of Assets Held
      for Investment Purposes as of June 30, 1997


II. Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1997

                             PROFIT SHARING PLAN
                          OF COMSHARE, INCORPORATED
                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                             AS OF JUNE 30, 1997


                                                                                                       Vanguard
                                   Vanguard       Vanguard    Vanguard     Vanguard    Vanguard    International
                                Money Market-    Bond Index   Index 500   Wellington  U.S. Growth      Value
                                Prime Portfolio     Fund      Portfolio      Fund      Portfolio     Portfolio
                                --------------  -----------  -----------  ----------  -----------  -------------
RECEIVABLES:
 Employer's contribution           $   60,999    $   26,017   $  137,162   $  47,505   $   64,742       $ 16,580
 Participants' contributions           13,511         7,250       49,207      18,990       28,971          8,436
 Accrued loan repayments                3,178           923        6,398       2,304        3,076            522
                                   ----------    ----------  -----------  ----------   ----------     ----------
                                       77,688        34,190      192,767      68,799       96,789         25,538
INVESTMENTS, at market:
 Registered Investment Companies    2,721,591     1,395,409   13,291,055   2,465,188    3,314,385        860,658
 Company Stock Fund                        --            --           --          --           --             --
 Loans to participants                     --            --           --          --           --             --
                                   ----------    ----------  -----------  ----------   ----------     ----------
                                    2,721,591     1,395,409   13,291,055   2,465,188    3,314,385        860,658
NET ASSETS AVAILABLE
 FOR BENEFITS                      $2,799,279    $1,429,599  $13,483,822  $2,533,987   $3,411,174       $886,196
                                   ==========    ==========  ===========  ==========   ==========     ==========

                                      Comshare        Loan       1997
                                     Stock Fund       Fund       Total
                                     ----------    ----------  ----------
RECEIVABLES:
 Employer's contribution               $  14,693   $      --   $   367,698
 Participants' contributions               8,476          --       134,841
 Accrued loan repayments                   1,725          --        18,126
                                      ----------   ---------   -----------
                                          24,894          --       520,665
INVESTMENTS, at market:
 Registered Investment Companies              --          --    24,048,286
 Company Stock Fund                    1,727,122          --     1,727,122
 Loans to participants                        --     718,567       718,567
                                      ----------   ---------   -----------
                                       1,727,122     718,567    26,493,975
NET ASSETS AVAILABLE
 FOR BENEFITS                         $1,752,016   $ 718,567   $27,014,640
                                      ==========   =========   ===========


         The accompanying notes are an integral part of this statement.

                             PROFIT SHARING PLAN
                          OF COMSHARE, INCORPORATED
                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                             AS OF JUNE 30, 1996


                                  Vanguard         Vanguard          Vanguard           Vanguard          Vanguard
                               Money Market-      Bond Index         Index 500         Wellington        U.S. Growth
                              Prime Portfolio        Fund            Portfolio            Fund            Portfolio
                              ----------------  ---------------  -----------------  ----------------  -----------------
RECEIVABLES:
  Employer's contribution      $   56,579           $  55,851        $  256,124         $ 104,117         $   98,407
  Participants' contributions      11,045               7,593            46,175            18,776             22,138
  Accrued loan repayments           3,189               1,175             5,279             1,588              2,347
                               ----------          ----------       -----------        ----------         ----------
                                   70,813              64,619           307,578           124,481            122,892
INVESTMENTS, at market:
  Registered Investment
    Companies                   3,065,717           1,687,144        10,395,281         2,309,281          2,999,767
  Company Stock Fund                   --                  --                --                --                 --
  Loans to participants                --                  --                --                --                 --
                               ----------          ----------       -----------        ----------         ----------
                                3,065,717           1,687,144        10,395,281         2,309,281          2,999,767
NET ASSETS AVAILABLE
 FOR BENEFITS                  $3,136,530          $1,751,763       $10,702,859        $2,433,762         $3,122,659
                               ==========          ==========       ===========        ==========         ==========

                                  Vanguard
                               International
                                    Value           Comshare        Loan       1996
                                  Portfolio        Stock Fund       Fund       Total
                               ----------------  ---------------  --------  -----------
RECEIVABLES:
  Employer's contribution       $   28,973        $  15,913        $     --   $  615,964
  Participants' contributions        8,019            4,274              --      118,020
  Accrued loan repayments              926              741              --       15,245
                                ----------       ----------        --------  -----------
                                    37,918           20,928                      749,229
INVESTMENTS, at market:
  Registered Investment
    Companies                    1,083,123               --              --   21,540,313
  Company Stock Fund                    --        3,960,341              --    3,960,341
  Loans to participants                 --               --         635,662      635,662
                                ----------       ----------        --------  -----------
                                 1,083,123        3,960,341         635,662   26,136,316
NET ASSETS AVAILABLE
 FOR BENEFITS                   $1,121,041       $3,981,269        $635,662  $26,885,545
                                ==========       ==========        ========  ===========


        The accompanying notes are an integral part of this statement.

                             PROFIT SHARING PLAN
                          OF COMSHARE, INCORPORATED
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       FOR THE YEAR ENDED JUNE 30, 1997


                                                                                                                   Vanguard
                                              Vanguard         Vanguard     Vanguard     Vanguard     Vanguard   International
                                            Money Market-     Bond Index   Index 500    Wellington   U.S.Growth     Value
INVESTMENT INCOME:                         Prime Portfolio       Fund      Portfolio       Fund       Portfolio   Portfolio
                                         -------------------  ----------  ------------  -----------  -----------  ----------
  Unrealized appreciation (depreciation)
    of investments                             $        --   $  13,776   $ 2,988,259   $  292,461    $ 486,517   $ (10,758)
  Interest and dividend income                     158,926      99,058       257,917      180,140      260,689     188,680
  Realized gain  (loss) on investments                  --       3,367       147,785       22,078       57,140     (59,278)
                                               -----------  ----------   -----------   ----------   ----------  ----------
                                                   158,926     116,201     3,393,961      494,679      804,346     118,644
CONTRIBUTIONS:
  Employer                                         109,690      59,534       321,794      111,672      152,579      41,359
  Participants                                     193,117     114,355       715,440      279,178      442,913     136,118
                                               -----------  ----------   -----------   ----------   ----------  ----------
                                                   302,807     173,889     1,037,234      390,850      595,492     177,477
LOAN ORIGINATIONS                                  (79,667)    (23,769)     (135,939)     (48,973)     (53,371)     (7,120)
LOAN REPAYMENTS                                     77,471      19,113        95,655       36,872       42,061      18,271
INTERFUND TRANSFERS, NET                           843,753    (422,305)     (363,905)    (449,832)     308,703    (199,170)
DISTRIBUTIONS TO PARTICIPANTS                   (1,640,541)   (185,293)   (1,246,043)    (323,371)  (1,408,716)   (342,947)
                                               -----------  ----------   -----------   ----------   ----------  ----------
  Increase (Decrease) in Net Assets
   Available for Benefits                         (337,251)   (322,164)    2,780,963      100,225      288,515    (234,845)

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                      3,136,530   1,751,763    10,702,859    2,433,762    3,122,659   1,121,041
                                               -----------  ----------   -----------   ----------   ----------  ----------
NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                          $ 2,799,279  $1,429,599   $13,483,822   $2,533,987   $3,411,174  $  886,196
                                               ===========  ==========   ===========   ==========   ==========  ==========


                                            Comshare       Loan            1997
INVESTMENT INCOME:                         Stock Fund      Fund           Total
                                          ------------  ----------  ------------------
  Unrealized appreciation (depreciation)
   of investments                        $(1,581,935)  $      --         $ 2,188,320
  Interest and dividend income                    --      67,303           1,212,713
  Realized gain  (loss) on investments      (749,905)         --            (578,813)
                                         -----------   ---------         -----------
                                          (2,331,840)     67,303           2,822,220
CONTRIBUTIONS:
  Employer                                    22,063          --             818,691
  Participants                                89,656          --           1,970,777
                                         -----------   ---------         -----------
                                             111,719          --           2,789,468

LOAN ORIGINATIONS                            (58,658)    407,497                  --
LOAN REPAYMENTS                               34,110    (323,553)                 --
INTERFUND TRANSFERS, NET                     282,756          --                  --
DISTRIBUTIONS TO PARTICIPANTS               (267,340)    (68,342)         (5,482,593)
                                         -----------   ---------         -----------
  Increase (Decrease) in Net Assets
   Available for Benefits                 (2,229,253)     82,905             129,095

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                3,981,269     635,662          26,885,545
                                         -----------   ---------         -----------
NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                    $ 1,752,016   $ 718,567         $27,014,640
                                         ===========   =========         ===========


         The accompanying notes are an integral part of this statement.

                             PROFIT SHARING PLAN
                          OF COMSHARE, INCORPORATED
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       FOR THE YEAR ENDED JUNE 30, 1996


                                                                                                                   Vanguard
                                              Vanguard         Vanguard     Vanguard     Vanguard    Vanguard    International
                                           Money Market-     Bond Index   Index 500    Wellington  U.S.Growth       Value
                                           Prime Portfolio       Fund      Portfolio       Fund      Portfolio     Portfolio
                                          ----------------    ----------  ------------  ----------  -----------  -------------
INVESTMENT INCOME:
 Unrealized appreciation (depreciation)
   of investments                           $       --         $ (30,758)  $ 1,674,861  $  196,661   $  472,563   $   10,636
 Interest and dividend income                  178,792           107,802       219,446     120,986       82,532       95,269
 Realized gain on investments                       --               937       141,928      47,203       31,118        5,530
                                            ----------        ----------   -----------  ----------   ----------   ----------
                                               178,792            77,981     2,036,235     364,850      586,213      111,435
CONTRIBUTIONS:
 Employer                                       97,516            95,724       434,895     180,635      156,646       56,055
 Participants                                  242,547           166,416       587,678     265,954      238,877      109,048
                                            ----------        ----------   -----------  ----------   ----------   ----------
                                               340,063           262,140     1,022,573     446,589      395,523      165,103
TRANSFER OF ASSETS FROM
 OTHER PLANS                                        --                --            --          --           --           --
LOAN ORIGINATIONS                              (67,911)          (36,006)      (93,771)    (28,087)     (28,488)      (7,880)
LOAN REPAYMENTS                                 77,916            21,485       123,139      50,137       47,321       21,707
INTERFUND TRANSFERS, NET                      (798,285)         (168,273)      845,839     152,052      569,951      (15,567)
DISTRIBUTIONS TO PARTICIPANTS                 (392,844)          (63,287)   (1,309,944)   (475,426)    (106,104)     (56,811)
                                            ----------        ----------   -----------  ----------   ----------   ----------
 Increase (decrease) in Net Assets            (662,269)           94,040     2,624,071     510,115    1,464,416      217,987
  Available for Benefits

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                  3,798,799         1,657,723     8,078,788   1,923,647    1,658,243      903,054
                                            ----------        ----------   -----------  ----------   ----------   ----------
NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                       $3,136,530        $1,751,763   $10,702,859  $2,433,762   $3,122,659   $1,121,041
                                            ==========        ==========   ===========  ==========   ==========   ==========

                                            Comshare       Loan         1996
                                            Stock Fund     Fund        Total
                                           -----------  ----------  -----------
INVESTMENT INCOME:
 Unrealized appreciation (depreciation)
  of investments                           $1,424,698   $      --   $ 3,748,661
 Interest and dividend income                      --      53,701       858,528
 Realized gain on investments                 177,244          --       403,960
                                           ----------   ---------   -----------
                                            1,601,942      53,701     5,011,149
CONTRIBUTIONS:
 Employer                                      18,778          --     1,040,249
 Participants                                  40,930          --     1,651,450
                                           ----------   ---------   -----------
                                               59,708          --     2,691,699
TRANSFER OF ASSETS FROM
 OTHER PLANS                                3,183,333          --     3,183,333
LOAN ORIGINATIONS                             (61,411)    323,554            --
LOAN REPAYMENTS                                 3,122    (344,827)           --
INTERFUND TRANSFERS, NET                     (585,717)                       --
DISTRIBUTIONS TO PARTICIPANTS                (219,708)    (11,190)   (2,635,314)
                                           ----------   ---------   -----------
 Increase (decrease) in Net Assets          3,981,269      21,238     8,250,867
  Available for Benefits

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                        --     614,424    18,634,678
                                           ----------   ---------   -----------
NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                      $3,981,269   $ 635,662   $26,885,545
                                           ==========   =========   ===========


         The accompanying notes are an integral part of this statement.

                             PROFIT SHARING PLAN
                          OF COMSHARE, INCORPORATED
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       FOR THE YEAR ENDED JUNE 30, 1995

                                                                                                                  Vanguard
                                            Vanguard        Vanguard       Vanguard     Vanguard     Vanguard    International
                                          Money Market-    Bond Index     Index 500    Wellington   U.S.Growth     Value
                                         Prime Portfolio      Fund        Portfolio       Fund       Portfolio   Portfolio
                                         ---------------  -------------  ------------  -----------  -----------  ----------
INVESTMENT INCOME:
 Unrealized appreciation (depreciation)
  of investments                         $        --        $   76,028   $ 1,317,955   $  219,092   $  246,207   $ (26,308)
 Interest and dividend income                215,539           107,263       207,110       75,542        9,333      42,870
 Realized gain (loss) on investments              --            (3,635)      141,397       14,376       12,981     (19,061)
                                         -----------        ----------   -----------   ----------   ----------   ---------
                                             215,539           179,656     1,666,462      309,010      268,521      (2,499)
CONTRIBUTIONS:
 Employer                                    146,227            87,651       321,337      129,416       89,099      54,274
 Participants                                290,831           131,045       525,878      210,493      139,318     105,377
                                         -----------        ----------   -----------   ----------   ----------   ---------
                                             437,058           218,696       847,215      339,909      228,417     159,651

LOAN ORIGINATIONS                            (60,361)          (22,769)      (81,743)     (33,744)     (44,223)     (4,840)
LOAN REPAYMENTS                              106,026            45,034       216,657       31,785       22,643      23,266
INTERFUND TRANSFERS, NET                     (95,951)         (176,643)     (634,641)    (259,828)     724,844     442,219
DISTRIBUTIONS TO PARTICIPANTS             (1,313,081)         (393,804)   (1,573,917)    (210,204)    (151,539)   (213,255)
                                         -----------        ----------   -----------   ----------   ----------   ---------
 Increase (decrease) in Net Assets          (710,770)         (149,830)      440,033      176,928    1,048,663     404,542
  Available for Benefits

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                4,509,569         1,807,553     7,638,755    1,746,719      609,580     498,512
                                         -----------        ----------   -----------   ----------   ----------   ---------
NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                    $ 3,798,799        $1,657,723   $ 8,078,788   $1,923,647   $1,658,243   $ 903,054
                                         ===========        ==========   ===========   ==========   ==========   =========

                                            Loan         1995
                                            Fund        Total
                                        ----------  ------------
INVESTMENT INCOME:
 Unrealized appreciation (depreciation)
  of investments                         $      --   $ 1,832,974
 Interest and dividend income               66,753       724,410
 Realized gain (loss) on investments            --       146,058
                                         ---------   -----------
                                            66,753     2,703,442
CONTRIBUTIONS:
 Employer                                       --       828,004
 Participants                                   --     1,402,942
                                         ---------   -----------
                                                --     2,230,946
LOAN ORIGINATIONS                          247,680            --
LOAN REPAYMENTS                           (445,411)           --
INTERFUND TRANSFERS, NET                        --            --
DISTRIBUTIONS TO PARTICIPANTS              (55,821)   (3,911,621)
                                         ---------   -----------
 Increase (decrease) in Net Assets        (186,799)    1,022,767
  Available for Benefits

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                801,223    17,611,911
                                         ---------   -----------
NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                    $ 614,424   $18,634,678
                                         =========   ===========


         The accompanying notes are an integral part of this statement.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS



(1) DESCRIPTION OF THE PLAN

    The information discussed below is a summary only and reference should be made to the Profit Sharing Plan of Comshare, Incorporated (the "Plan") or inquiries made of the Plan Administrator for more complete information.

    (a) General

        The Plan is a defined contribution plan covering eligible employees of Comshare, Incorporated (the "Company"). The Plan provides retirement benefits and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Company administers the Plan and pays all plan administration costs, including fees paid to the Trustee. The operating expenses of the investment advisor are netted from the returns of the funds.

        The Employee Stock Ownership Plan (ESOP) of Comshare Incorporated was merged with the Plan effective October 1, 1995. All of the assets of the ESOP which consisted primarily of Comshare common stock were transferred to the Plan and placed in the new Comshare Stock Fund.

    (b) Trustee and Investment Advisor

        As of June 30, 1997 the Plan held all investments with Vanguard Fiduciary Trust Company (the "Trustee" and "Investment Advisor").

        In accordance with the Trust Agreement, the Trustee holds and administers the Plan's assets and executes transactions therewith for the purpose of providing benefits as described in the Plan agreement. The Investment Advisor executes all investment transactions.

    (c) Management Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.


   (d)  Contributions

        The Plan provides for annual employer fixed contributions equal to 2% of eligible participants' compensation. In addition, the Company may make discretionary contributions, the amount of which is determined by the Board of Directors. There were no discretionary contributions in 1997 or 1995. The discretionary contributions in 1996 were $234,000. To qualify for such employer contributions for any given Plan year, a participant must be credited with 1,000 or more hours of service during the Plan year and be employed by the Company on the last day of the Plan year.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (continued)


        Participants may make before-tax contributions, subject to Internal Revenue Service limitations. Participants are eligible for employer matching contributions equal to 50% of the participant's before-tax contributions up to 6% of their compensation.

    (e) Investment Options

        As of June 30, 1997 the investment options available to participants are as follows: (1) Vanguard Money Market - Prime Portfolio, a money market fund, consisting of investments with maturities of one year or less; (2) Vanguard Bond Index Fund, an intermediate bond fund, consisting primarily of investments in U.S. Government and corporate bonds; (3) Vanguard Index 500 Portfolio, a diversified equity fund, consisting of investments in the stocks included in the Standard & Poors' 500 Index; (4) Vanguard Wellington Fund, a balanced fund, consisting of investments in both stocks and bonds; (5) Vanguard United States Growth Portfolio, a growth stock fund, consisting of investments in common stocks of companies with above-average growth potential; (6) Vanguard International Value Portfolio, an international equity fund, consisting of investments in stocks of companies based outside the United States; (7) Comshare Stock Fund, a fund investing in the common stock of Comshare, Inc. There are no guaranteed rates of returns for these funds.

        Participants may change their investment election daily for new contributions or loans repaid to the Plan. Contributions to the Plan are invested directly by the Trustee into the investment options based on participant elections.

    (f) Vesting and Eligibility

        All full-time employees and certain part-time employees are eligible to make employee before-tax contributions to the Plan at the beginning of the calendar quarter following the date of hire. Eligible participants begin sharing in employer contributions after completing one year of service. As of June 30, 1997 there were 332 active participants.

        Participants vest in employer discretionary contributions according to a seven year schedule. Participants completing at least 1,000 hours of service in a given plan year are credited with an increase in vesting for such plan year. Full vesting also occurs upon retirement at age 65, or after death or total disability. Employer matching contributions vest according to a seven year schedule for participants with targeted compensation greater than the social security wage base. All other participants are fully vested in employer matching contributions.

        Employee contributions and employer fixed contributions are always fully vested.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (continued)



    (g) Loans and Hardship Withdrawals

        The Plan provides for hardship withdrawals in certain circumstances and for loans to participants. Loans are limited to 50% of a participant's vested balance, and bear interest comparable to competitive bank rates for loans of similar purpose. Loans are repaid through payroll withholding, and typically mature within five years with a maximum maturity of twenty years. A 10% excise tax is imposed upon hardship withdrawals.

    (h) Benefit Distributions

        Distribution of the vested amounts in a participant's account can be made upon termination of employment or upon retirement. Benefits are paid, at the option of the participant, in a lump sum payment or in periodic payments of substantially equal amounts for a specified number of years, not to exceed ten.

    (i) Benefits Payable

        As of June 30, 1997 and 1996, the net assets available for benefits included $1,501,183 and $808,841, respectively, for benefits payable that were due but undistributed to participants as a result of termination of employment or retirement. These amounts are shown as liabilities on Form 5500 and are the only reconciling item between the financial statements and Form 5500.

    (j) Allocation to Participants' Accounts

        The Trustee maintains the detailed accounts of the net assets available for benefits in the Plan. The Trustee values the fund for each investment option at market value on a daily basis. The net change in each fund's market value for the period is allocated to the accounts of participants within that fund in the same proportion that the balance of each participant's account bears to the total of the fund on the last day of the period. Interest income on loans to participants is credited directly to the individual participant's account. Company discretionary contributions and forfeitures are allocated to eligible participants' accounts in the same proportion that the participant's eligible compensation bears to the total eligible compensation of all participants for the year.

    (k) Plan Termination

        Although it has not expressed the intent to do so, the Company has the right to terminate the Plan subject to the provisions of ERISA. In the event the Plan is terminated, the participants will become fully vested and will receive the balances in their individual accounts.

    (l) Federal Income Tax Status

        The Plan obtained its latest determination letter dated September 16, 1996, in which the Internal Revenue Service stated that the Plan, as amended and restated effective July 1, 1994, was in compliance with the applicable requirements of the Internal Revenue Code (the "Code").

        The Plan has subsequently been amended and restated effective October
        1, 1995 to reflect the merger with the ESOP.   The Plan administrator
        is applying for a new determination letter. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (continued)

        Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

    (m) Forfeitures

        Non-vested account balances of terminated employees are forfeited at the end of the quarter following the date of termination. Forfeitures were $33,657, $62,517 and $26,714 for the years ended June 30, 1997,
        1996 and 1995, respectively. Forfeitures are allocated on a pro-rata basis to remaining participants.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) Basis of Accounting

        The financial statements have been prepared on the accrual basis of accounting.

    (b) Investments

        Investment transactions are recorded by the Trustee on a trade date basis. Investments are stated in the Statement of Net Assets Available for Benefits at market value. Realized gains and losses on sale of investments and unrealized appreciation (depreciation) of investments are computed based on the difference between the market value of the investments at the beginning of the year, or at the time of purchase if acquired during the year, and the market value of investments when sold or at Plan year end.

(3) REPORTABLE TRANSACTIONS

    Transactions, or a series of transactions, in excess of 5% of Net Assets Available for Benefits at the beginning of the Plan year are reportable transactions under the provisions of ERISA. A list of such transactions is included in Schedule II.

(4) SUBSEQUENT EVENTS

    As of September 19, 1997, the Company's stock was trading at $8.375 per share compared to $12.375 per share at June 30, 1997. The investments in the Comshare Stock Fund consist primarily of the Company's stock which is valued in the accompanying Statement of Net Assets Available for Benefits at the June 30, 1997 share price.

                                                                     SCHEDULE I

                              PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
                            EIN: 38-1804887 PN: 001
                         ITEM 27a - SCHEDULE OF ASSETS
                HELD FOR INVESTMENT PURPOSES AS OF JUNE 30, 1997



                                   (c) Description of Investment
 (a)    (b) Identity of Issue,        Including Maturity Date,                       (e)
          Borrower, Lessor,        Rate of Interest, Collateral,        (d)        Current
           or Similar Party            Par or Maturity Value           Cost         Value
      --------------------------  --------------------------------  -----------  -----------
      MUTUAL FUNDS:

 *    Vanguard Group               2,721,591 units of Money         $ 2,721,591  $ 2,721,591
                                   Market - Prime Portfolio

 *    Vanguard Group               118,923 units of Bond              1,390,869    1,395,409
                                   Index Fund

 *    Vanguard Group               160,656 units of Index             7,890,905   13,291,055
                                   500 Portfolio

 *    Vanguard Group               84,831 units of Wellington         1,949,000    2,465,188
                                   Fund

 *    Vanguard Group               118,923 units of U.S. Growth       2,423,066    3,314,385
                                   Portfolio

 *    Vanguard Group               28,536 units of International        873,067      860,658
                                   Value Portfolio

 *    Vanguard Group               279,922 units of Comshare Stock    1,445,860    1,727,122
                                   Fund                             -----------  -----------

      Total Mutual Funds                                             18,694,358   25,775,408
                                                                    -----------  -----------

      LOANS:

      Loans to plan participants   Interest rates range                 718,567      718,567
                                   from 6.5% to 12.25%;             -----------  -----------
                                   maturing through December, 2016

           TOTAL INVESTMENTS                                        $19,412,925  $26,493,975
                                                                    ===========  ===========


* Represents a party-in-interest

                                                                     SCHEDULE II


                             PROFIT SHARING PLAN
                          OF COMSHARE, INCORPORATED
                          EIN:  38-1804887  PN:  001
                ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                       FOR THE YEAR ENDED JUNE 30, 1997

       (a)                                 (b)                                 (c)               (d)              (g)
Identity of Party                     Description of                         Purchase          Selling          Cost of
    Involved                              Asset                               Price             Price            Asset
-----------------  ----------------------------------------------------  ----------------  ---------------  -------------
 Vanguard Group    104 purchases of shares of Vanguard                         $2,571,862         N/A              N/A
                   Money Market - Prime Portfolio
 Vanguard Group    90 purchases of shares of Vanguard Index                     2,805,964         N/A              N/A
                   500 Portfolio
 Vanguard Group    70 purchases of shares of Vanguard U.S.                      1,987,883         N/A              N/A
                   Growth Portfolio
 Vanguard Group    57 purchases of shares of  Vanguard Wellington Fund            845,236         N/A              N/A
 Vanguard Group    74 purchases of shares of Comshare Stock Fund                2,275,493         N/A              N/A
 Vanguard Group    76 sales of shares of Vanguard Money                               N/A  $2,915,987       $2,915,987
                   Market - Prime Portfolio
 Vanguard Group    74 sales of shares of Vanguard Index 500 Portfolio                 N/A   3,046,225        2,312,463
 Vanguard Group    57 sales of shares of Vanguard U.S. Growth Portfolio               N/A   2,216,922        1,881,112
 Vanguard Group    57 sales of shares of Vanguard Wellington Fund                     N/A   1,003,868          873,768
 Vanguard Group    91 sales of shares of Comshare Stock Fund                          N/A   2,176,872        1,624,391


                           (h)
                      Current Value
                       of Asset on               (i)
                     Transaction Date          Net Gain
                   --------------------  --------------------
 Vanguard Group        $2,571,862                   N/A

 Vanguard Group         2,805,964                   N/A

 Vanguard Group         1,987,833                   N/A

 Vanguard Group           845,236                   N/A
 Vanguard Group         2,275,493                   N/A
 Vanguard Group         2,915,987                    --

 Vanguard Group         3,046,225              $733,762
 Vanguard Group         2,216,922               335,810
 Vanguard Group         1,003,868               130,100
 Vanguard Group         2,176,872               552,481

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1997 financial statements of the Profit Sharing Plan of Comshare, Incorporated dated September 19, 1997, included in this Form 11-K into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-37564, File No. 33-85720, File No.
33-87706, File No. 33-87708, File No. 33-86908 and File No. 33-65109).



                                                        Arthur Andersen LLP

Detroit, Michigan
  September 19, 1997.